TECHE HOLDING COMPANY
2011 STOCK-BASED INCENTIVE PLAN

1.           PURPOSE OF PLAN.

The purpose of this 2011 Stock-Based Incentive Plan is to provide incentives and rewards to officers, employees and directors who contribute to the long-term success and growth of Teche Holding Company, and its Affiliates, and to assist these entities in attracting and retaining directors, officers and other selected employees with the necessary experience and ability required to aid the Holding Company in increasing the long-term value of the Holding Company for the benefit of its shareholders.

2.           DEFINITIONS.

“Affiliate” means any “parent corporation” or “subsidiary corporation” of the Holding Company, as such terms are defined in Sections 424(e) and 424(f) of the Code. The term Affiliate shall include the Bank.

“Award” means, individually or collectively, a grant under the Plan of Non-Statutory Stock Options, Incentive Stock Options, Stock Awards and Performance Awards.

“Award Agreement” means a written agreement between the Holding Company and a Participant evidencing and setting forth the terms of an Award.

“Bank” means Teche Federal Bank, and any successors thereto.

“Beneficiary” means the person or persons designated by the Participant to receive any benefits payable under the Plan in the event of such Participant’s death. Such person or persons shall be designated in writing by the Participant and addressed to the Holding Company or the Committee on forms provided for this purpose by the Committee, and delivered to the Holding Company or the Committee. Such Beneficiary designation may be changed from time to time by similar written notice to the Committee. A Participant’s last will and testament or any codicil thereto shall not constitute a subsequent written designation of a Beneficiary. In the absence of such written designation, the Beneficiary shall be the Participant’s surviving spouse, if any, or if none, the Participant’s estate.

“Board of Directors” means the board of directors of the Holding Company.

“Change in Control” of the Holding Company or the Bank shall mean an event of a nature that: (i) would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); (ii) involves the sale of all, or a material portion, of the assets of the Holding Company or the Bank; (iii) involves the merger or re-capitalization of the Holding Company whereby the Holding Company is not the surviving entity; (iv) results in a change in control of the Holding Company, as otherwise defined or determined by the Holding Company’s primary federal regulator or regulations promulgated by it; or (v) without limitation, such a Change in Control shall be deemed to have occurred at such time as (A) any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Holding Company representing 20% or more of the Bank’s or the Holding Company’s outstanding securities except for any securities of the Bank purchased by the Holding Company and any securities purchased by any tax qualified employee benefit plan of the Bank; or (B) individuals who constitute the Board of Directors on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company’s stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs in which the Bank or Holding Company is not the resulting entity; or (D) solicitations of shareholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan or reorganization, merger of consolidation of the Holding Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company shall be distributed; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Holding Company, other than by the Holding Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Board of Directors or any committee designated by the Board of Directors, pursuant to Section 3 of the Plan, to administer the Plan.

“Common Stock” or “Shares” means the Common Stock of the Holding Company.

“Date of Grant” means the effective date of an Award.

“Director” means a member of the Board of Directors.

“Disability” means (a) with respect to Incentive Stock Options, the “permanent and total disability” of the Participant as such term is defined at Section 22(e)(3) of the Code; and (b) with respect to other Awards, any condition of incapacity of a Participant which renders that person unable to engage in the performance of his or her duties by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

“Effective Date” means the date of approval of the Plan by a vote of the stockholders of the Holding Company.

“Eligible Participant” means an Employee or Outside Director who may receive an Award under the Plan.

“Employee” means any person employed by the Holding Company or an Affiliate. Unless otherwise noted herein, a Director who is also employed by the Holding Company or an Affiliate shall be considered an Employee under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a Participant may purchase a share of Common Stock pursuant to an Option.

“Fair Market Value” means the market price of Common Stock, determined by the Committee as follows:

(i)
the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the Common Stock is listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or

(ii)
if the Common Stock is not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date, as of the close of the market in New York City and without regard to any after-hours trading activity, or,

(iii)	if no such quotation is provided, on another similar system, selected by the Committee, then in use; or
(iv)	if sections (i), (ii) and (iii) are not applicable, the Fair Market Value will be determined by the Committee in good faith on such basis as it deems appropriate.

The Committee’s determination of Fair Market Value shall be conclusive and binding on all persons.

“Holding Company” means Teche Holding Company.

“Incentive Stock Option” means a stock option granted to a Participant, pursuant to Section 8 of the Plan, that is intended to meet the requirements of Section 422 of the Code.

“Non-Statutory Stock Option” means a stock option granted to a Participant pursuant to the terms of the Plan but which is not intended to be and is not identified as an Incentive Stock Option or a stock option granted under the Plan (in whole or in part) which is intended to be and is identified as an Incentive Stock Option but which does not meet the requirements of Section 422 of the Code.

“Option” means an Incentive Stock Option or Non-Statutory Stock Option as applicable.

“Outside Director” means a member of the board(s) of directors of the Holding Company or an Affiliate who is not also an Employee of the Holding Company or an Affiliate.

“Participant” means any person who holds an outstanding Award; provided, however, upon the death of a Participant, the term “Participant” shall also refer to a Beneficiary designated in accordance with the Plan.

“Performance Share Award” or “Performance Award” means an Award granted to a Participant pursuant to Section 10 of the Plan.

“Plan” means this Teche Holding Company 2011 Stock-Based Incentive Plan.

“Retirement” means retirement from employment or service with the Holding Company or an Affiliate following attainment of not less than age 55 and completion of not less than ten years of service with the Holding Company or Affiliate, as applicable.

“Stock Award” means an Award granted to a Participant pursuant to Section 9 of the Plan.

“Termination for Cause” shall mean termination because of a Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of a material provision of any law, rule or regulation (other than traffic violations or similar offenses), or a material violation of a final cease-and-desist order issued to the Holding Company or its Affiliates, a material breach of any provision of any employment agreement between the Holding Company and/or any Affiliate and a Participant, or any other action which results in a substantial financial loss to the Holding Company or its Affiliates.

“Trust” means a trust which may be established by the Board of Directors in connection with this Plan to hold Common Stock or other property for the purposes set forth in the Plan.

“Trustee” means any person or entity approved by the Board of Directors or its designee(s) to hold any of the Trust assets.

3.           ADMINISTRATION.

 (a)           The Committee shall administer the Plan. The Committee shall consist of two or more disinterested directors of the Company, who shall be appointed by the Board of Directors. A member of the Board of Directors shall be deemed to be disinterested only if he or she satisfies:  (i) such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) of the Exchange Act and (ii) to the extent deemed appropriate by the Board of Directors, such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code; provided, however, a failure to comply with the requirements of  subparagraphs (i) and (ii) shall not disqualify any actions taken by the Committee. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In no event may the Committee revoke outstanding Awards without the consent of the Participant. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

(b)           The Committee shall (i) select the individuals who are to receive Awards under the Plan, (ii) determine the type, number, vesting requirements and other features and conditions of such Awards, (iii) interpret the Plan and Award Agreements in all respects and (iv) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

(c)           Each Award shall be evidenced by a written agreement (“Award Agreement”) containing such provisions as may be required by the Plan and otherwise approved by the Committee. Each Award Agreement shall constitute a binding contract between the Holding Company or an Affiliate and the Participant, and every Participant, upon acceptance of an Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be in accordance with the Plan, but each Award Agreement may include any additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, and at a minimum, the Committee shall set forth in each Award Agreement: (i) the type of Award granted; (ii) the Exercise Price of any Option; (iii) the number of shares subject to the Award; (iv) the expiration date of the Award; (v) the manner, time, and rate (cumulative or otherwise) of exercise or vesting of such Award; and (vi) the restrictions, if any, placed upon such Award, or upon shares which may be issued upon exercise of such Award. The Chairman of the Holding Company, the Chairman of the Committee and such other directors and officers as shall be designated by the Committee is hereby authorized to execute Award Agreements on behalf of the Holding Company or an Affiliate and to cause them to be delivered to the recipients of Awards.

(d)           The Committee may delegate all authority for: (i) the determination of forms of payment to be made by or received by the Plan and (ii) the execution of any Award Agreement. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Holding Company or an Affiliate for determinations to be made pursuant to the Plan, including the satisfaction of any conditions of a Performance Award. However, only the Committee or a portion of the Committee may certify the attainment of any conditions of a Performance Award intended to satisfy the requirements of Section 162(m) of the Code.

(e)           Six-Month Holding Period. Subject to vesting requirements, if applicable, except in the event of death or Disability of the Participant or a Change in Control of the Holding Company, a minimum of six months must elapse between the date of the grant of an Option and the date of the sale of the Common Stock received through the exercise of such Option.

4.           TYPES OF AWARDS.

The following Awards may be granted under the Plan:

(a)           Non-Statutory Stock Options.
(b)           Incentive Stock Options.
(c)           Stock Awards.
(d)           Performance Awards.

5.           STOCK SUBJECT TO THE PLAN; AWARD MAXIMUMS.

(a)           Plan Share Limits.  The maximum number of shares reserved for Awards under the Plan is 250,000, subject to adjustment as provided in Section 14 of the Plan. The Holding Company shall at all times reserve a number of shares of Common Stock sufficient to cover the Company’s obligations and contingent obligations to deliver shares with respect to Awards then outstanding under this Plan. No fractional shares shall be delivered under this Plan. The Committee may pay cash in lieu of any fractional shares in settlements of Awards under this Plan. No fewer than 100 shares may be purchased upon the exercise of any Option unless the total number purchased or exercised is the total number at the time available for purchase or exercise by the Participant.

(b)           Award Limitations.  Subject to adjustment as provided in Section 14 of the Plan, the maximum number of shares reserved hereby for purchase pursuant to the exercise of Options, including Incentive Stock Options, granted under the Plan is 250,000, reduced by the issuance of any Stock Awards and Performance Share Awards. The maximum number of the shares reserved for Stock Awards and Performance Share Awards is 100,000 in the aggregate. The maximum number of shares that may be delivered to any person in accordance with Awards under the Plan shall not exceed 25% of the total shares reserved for Awards under the Plan. No individual shall be granted an amount of Stock Options which exceeds 25% of the total shares reserved for Awards under the Plan. No individual shall be granted an amount of Stock Awards and Performance Share Awards in excess of 25% of the total number of the shares reserved for Stock Awards and Performance Share Awards under the Plan.

(c)           The shares of Common Stock issued under the Plan may be either authorized but unissued shares or authorized shares previously issued and acquired or reacquired by the Trustee or the Holding Company, respectively. To the extent that Options and Stock Awards are granted under the Plan, the shares underlying such Awards will be unavailable for any other use including future grants under the Plan except that, to the extent that Stock Awards or Options terminate, expire or are forfeited without having vested or without having been exercised, new Awards may be made with respect to these shares. To the extent that an Award is settled in cash or a form other than shares of Common Stock, or if shares of Common Stock are withheld from an Award for tax purposes, then the shares that would have been delivered had there been no such cash or other settlement shall be counted against the shares available for issuance under this Plan. Shares that are subject to or underlie Awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent Awards under this Plan.

(d)           Notwithstanding anything herein to the contrary, no Awards shall be made under the Plan prior to October 1, 2011.

6.	ELIGIBILITY.

Subject to the terms of the Plan, all Employees and Outside Directors shall be eligible to receive Awards under the Plan.

7.	NON-STATUTORY STOCK OPTIONS.

The Committee may, subject to the limitations of this Plan and the availability of shares of Common Stock reserved but not previously awarded under the Plan, grant Non-Statutory Stock Options to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a)           Exercise Price. The Committee shall determine the Exercise Price of each Non-Statutory Stock Option. However, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant.

(b)           Terms of Non-Statutory Stock Options. The Committee shall determine the term during which a Participant may exercise a Non-Statutory Stock Option, but in no event may a Participant exercise a Non-Statutory Stock Option, in whole or in part, more than ten (10) years from the Date of Grant. The Committee shall also determine the date on which each Non-Statutory Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Non-Statutory Stock Option. The shares of Common Stock underlying each Non-Statutory Stock Option may be purchased in whole or in part by the Participant at any time during the term of such Non-Statutory Stock Option, or any portion thereof, once the Non-Statutory Stock Option becomes exercisable.

(c)           Non-Transferability. Unless otherwise determined by the Committee in accordance with this Section 7(c), a Participant may not transfer, assign, hypothecate, or dispose of in any manner, other than by will or the laws of intestate succession, a Non-Statutory Stock Option. The Committee may, however, in its sole discretion, permit transferability or assignment of a Non-Statutory Stock Option if such transfer or assignment is, in its sole determination, for valid estate planning purposes and such transfer or assignment is permitted under the Code and Rule 16b-3 under the Exchange Act. For purposes of this Section 7(c), a transfer for valid estate planning purposes includes, but is not limited to: (a) a transfer to a revocable intervivos trust as to which the Participant is both the settlor and trustee, or (b) a transfer for no consideration to: (i) any member of the Participant’s Immediate Family, (ii) any trust solely for the benefit of members of the Participant’s Immediate Family, (iii) any partnership whose only partners are members of the Participant’s Immediate Family, and (iv) any limited liability corporation or corporate entity whose only members or equity owners are members of the Participant’s Immediate Family. For purposes of this Section 7(c), “Immediate Family” includes, but is not necessarily limited to, a Participant’s parents, grandparents, spouse, children, grandchildren, siblings (including half bothers and sisters), and individuals who are family members by adoption. Nothing contained in this Section 7(c) shall be construed to require the Committee to give its approval to any transfer or assignment of any Non-Statutory Stock Option or portion thereof, and approval to transfer or assign any Non-Statutory Stock Option or portion thereof does not mean that such approval will be given with respect to any other Non-Statutory Stock Option or portion thereof. The transferee or assignee of any Non-Statutory Stock Option shall be subject to all of the terms and conditions applicable to such

Non-Statutory Stock Option immediately prior to the transfer or assignment and shall be subject to any other conditions proscribed by the Committee with respect to such Non-Statutory Stock Option.

(d)           Termination of Employment or Service (General). Unless otherwise determined by the Committee, upon the termination of a Participant’s employment or other service for any reason other than Retirement, Disability or death, or Termination for Cause, the Participant may exercise only those Non-Statutory Stock Options that were immediately exercisable by the Participant at the date of such termination and only for a period of three (3) months following the date of such termination, or, if sooner, until the expiration of the term of the Option.

(e)           Termination of Employment or Service (Retirement). Unless otherwise determined by the Committee, in the event of a Participant’s Retirement, the Participant may exercise only those Non-Statutory Stock Options that were immediately exercisable by the Participant at the date of Retirement and only for a period of one (1) year following the date of Retirement, or, if sooner, until the expiration of the term of the Non-Statutory Stock Option.

(f)           Termination of Employment or Service (Disability or Death). Unless otherwise determined by the Committee, in the event of the termination of a Participant’s employment or other service due to Disability or death, all Non-Statutory Stock Options held by such Participant shall immediately become exercisable and remain exercisable for a period one (1) year following the date of such termination, or, if sooner, until the expiration of the term of the Non-Statutory Stock Option.

(g)           Termination of Employment or Service (Termination for Cause). Unless otherwise determined by the Committee, in the event of a Participant’s Termination for Cause, all rights with respect to the Participant’s Non- Statutory Stock Options shall expire immediately upon the effective date of such Termination for Cause.

(h)           Acceleration Upon a Change in Control. In the event of a Change in Control, all Non-Statutory Stock Options held by a Participant as of the date of the Change in Control shall immediately become earned and exercisable.

(i)           Delivery of Shares. Upon the exercise of a Non- Statutory Stock Option, payment by the Holding Company shall be made in the form of shares of Common Stock.

(j)           Option Awards to Outside Directors. The Committee may award Non-Statutory Stock Options to purchase shares of Common Stock to any Outside Director of the Holding Company or an Affiliate at an Exercise Price equal to not less than 100% of the Fair Market Value of the Common Stock on such Date of Grant. Such Award shall be earned and first exercisable as determined by the Committee at the time of grant.  Upon the death or Disability of the Outside Director, any Option which is not yet exercisable shall be deemed exercisable as if the Outside Director had attained the next applicable vesting event. In the event of the Director’s death, any Option which is not yet exercisable shall be deemed exercisable as if the Outside Director had attained the next applicable vesting event, and may be exercised by the Beneficiary or the personal representative of his estate or person or persons to whom his rights under such Option shall have passed by will or by the laws of descent and distribution. Options may be granted to newly appointed or elected Outside Directors within the sole discretion of the Committee. All outstanding

Awards shall become immediately earned and exercisable in the event of a Change in Control of the Company or the Bank. Unless otherwise inapplicable, or inconsistent with the provisions of this paragraph, the Options to be granted to Outside Directors hereunder shall be subject to all other provisions of this Plan.

8.	INCENTIVE STOCK OPTIONS.

The Committee may, subject to the limitations of the Plan and the availability of shares of Common Stock reserved but unawarded under this Plan, grant Incentive Stock Options to an Employee upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a)           Exercise Price. The Committee shall determine the Exercise Price of each Incentive Stock Option. However, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted, the Employee owns or is treated as owning, for purposes of Section 422 of the Code, Common Stock representing more than 10% of the total combined voting securities of the Holding Company (“10% Owner”), the Exercise Price shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant.

(b)           Amounts of Incentive Stock Options. To the extent the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options that are exercisable for the first time by an Employee during any calendar year under the Plan and any other stock option plan of the Holding Company or an Affiliate exceeds $100,000, or such higher value as may be permitted under Section 422 of the Code, such Options in excess of such limit shall be treated as Non-Statutory Stock Options. Fair Market Value shall be determined as of the Date of Grant with respect to each such Incentive Stock Option.

(c)           Terms of Incentive Stock Options. The Committee shall determine the term during which a Participant may exercise an Incentive Stock Option, but in no event may a Participant exercise an Incentive Stock Option, in whole or in part, more than ten (10) years from the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted to an Employee who is a 10% Owner, the Incentive Stock Option granted to such Employee shall not be exercisable after the expiration of five (5) years from the Date of Grant. The Committee shall also determine the date on which each Incentive Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Incentive Stock Option. The shares of Common Stock underlying each Incentive Stock Option may be purchased in whole or in part at any time during the term of such Incentive Stock Option after such Option becomes exercisable.

(d)           Non-Transferability. No Incentive Stock Option shall be transferable except by will or the laws of descent and distribution and is exercisable, during his lifetime, only by the Employee to whom the Committee grants the Incentive Stock Option. The designation of a beneficiary does not constitute a transfer of an Incentive Stock Option.

(e)           Termination of Employment (General). Unless otherwise determined by the Committee, upon the termination of a Participant’s employment or other service for any reason other than Retirement, Disability or death, or Termination for Cause, the Participant may exercise only those Incentive Stock Options that were immediately exercisable by the Participant at the date of such termination and only for a period of three (3) months following the date of such termination, or, if sooner, until the expiration of the term of the Incentive Stock Option.

(f)           Termination of Employment (Retirement). Unless otherwise determined by the Committee, in the event of a Participant’s Retirement, the Participant may exercise only those Incentive Stock Options that were immediately exercisable by the Participant at the date of Retirement and only for a period of one (1) year following the date of Retirement, or, if sooner, until the expiration of the term of the Incentive Stock Option. Any Option originally designated as an Incentive Stock Option shall be treated as a Non-Statutory Stock Option to the extent the Participant exercises such Option more than three (3) months following the Participant’s cessation of employment.

(g)           Termination of Employment (Disability or Death). Unless otherwise determined by the Committee, in the event of the termination of a Participant’s employment or other service due to Disability or death, all Incentive Stock Options held by such Participant shall immediately become exercisable and remain exercisable for a period one (1) year following the date of such termination, or, if sooner, until the expiration of the term of the Incentive Stock Option.

(h)           Termination of Employment (Termination for Cause). Unless otherwise determined by the Committee, in the event of an Employee’s Termination for Cause, all rights under such Employee’s Incentive Stock Options shall expire immediately upon the effective date of such Termination for Cause.

(i)           Acceleration Upon a Change in Control. In the event of a Change in Control all Incentive Stock Options held by a Participant as of the date of the Change in Control shall immediately become earned and exercisable.

(j)           Delivery of Share. Upon the exercise of an Incentive Stock Option, payment shall be made in the form of shares of Common Stock.

(k)           Disqualifying Dispositions. Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Committee of any disposition of shares of Common Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

9.	STOCK AWARDS.

The Committee may make grants of Stock Awards, which shall consist of the grant of some number of shares of Common Stock, to a Participant upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a)           Grants of the Stock Awards. Stock Awards may only be made in whole shares of Common Stock. Stock Awards may only be granted from shares reserved under the Plan and available for award at the time the Stock Award is made to the Participant.

(b)           Terms of the Stock Awards. The Committee shall determine the dates on which Stock Awards granted to a Participant shall be deemed earned and non-forfeitable and any terms or conditions which must be satisfied prior to such vesting of any Stock Award or portion thereof. Any such terms or conditions shall be determined by the Committee as of the Date of Grant.  To the extent that Stock Awards shall be earned and non-forfeitable based upon performance goals which must be satisfied prior to such vesting of any installment or portion of a Stock Award, such performance goals shall be determined by the Committee either on an individual level, for all Participants, for all Stock Awards made for a given period of time, or as otherwise determined by the Committee.  No Stock Award or portion thereof that is subject to the satisfaction of any condition shall be considered to be earned or vested until the Committee certifies in writing that the conditions to which the earning or vesting of such Stock Award is subject have been achieved.

(c)           Termination of Employment or Service (General). Unless otherwise determined by the Committee, upon the termination of a Participant’s employment or service for any reason other than Retirement, Disability or death, or Termination for Cause, any Stock Awards in which the Participant has not become vested as of the date of such termination shall be forfeited and any rights the Participant had to such Stock Awards shall become null and void.

(d)           Termination of Employment or Service (Retirement). Unless otherwise determined by the Committee, in the event of a Participant’s Retirement, any Stock Awards in which the Participant has not become vested as of the date of Retirement shall be forfeited and any rights the Participant had to such unvested Stock Awards shall become null and void.

(e)           Termination of Employment or Service (Disability or Death). Unless otherwise determined by the Committee, in the event of a termination of the Participant’s service due to Disability or death, all unvested Stock Awards held by such Participant shall be immediately earned and non-forfeitable as of the date of such termination.

(f)           Termination of Employment or Service (Termination for Cause). Unless otherwise determined by the Committee, or in the event of the Participant’s Termination for Cause, all Stock Awards in which the Participant had not become vested as of the effective date of such Termination for Cause shall be forfeited and any rights such Participant had to such unvested Stock Awards shall become null and void.

(g)           Acceleration Upon a Change in Control. In the event of a Change in Control, all unvested Stock Awards held by a Participant shall immediately become immediately earned and non-forfeitable.

(h)           Issuance of Certificates. Unless otherwise held in Trust and registered in the name of the Trustee, reasonably promptly after the Date of Grant with respect to shares of Common Stock pursuant to a Stock Award, the Holding Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such Stock Award was granted, evidencing such shares; provided, that the Holding Company shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Teche Holding Company 2011 Stock-Based Incentive Plan, and Award Agreement entered into between the registered owner of such shares and Teche Holding Company or its Affiliates. A copy of the Plan and Award Agreement is on file in the office of the Corporate Secretary of Teche Holding Company, 1120 Jefferson Terrace, New Iberia, Louisiana 70560.”

Such legend shall not be removed until the Participant becomes vested in such shares pursuant to the terms of the Plan and Award Agreement. Each certificate issued pursuant to this Section 9(h), in connection with a Stock Award, shall be held by the Holding Company or its Affiliates, unless the Committee determines otherwise.

(i)           Non-Transferability. Except to the extent permitted by the Code, the rules promulgated under Section 16(b) of the Exchange Act or any successor statutes or rules:

The recipient of a Stock Award shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to the Stock Award until full vesting of such shares has occurred. For purposes of this section, the separation of beneficial ownership and legal title through the use of any “swap” transaction is deemed to be a prohibited encumbrance.

Unless determined otherwise by the Committee and except in the event  of the Participant’s death or pursuant to a domestic relations order, a Stock Award is not transferable and may be earned in his lifetime only by the Participant to whom it is granted. Upon the death of a  Participant, a Stock Award is transferable by will or the laws of  descent and distribution. The designation of a beneficiary shall not constitute a transfer.

If a recipient of a Stock Award is subject to the provisions of Section 16 of the Exchange Act, shares of Common Stock subject to such Stock Award may not, without the written consent of the Committee (which consent may be given in the Award Agreement), be sold or otherwise disposed of within six (6) months following the Date of Grant of the Stock Award.

(j)           Dividend Rights. Whenever shares of Common Stock underlying a Stock Award are distributed to a Participant or beneficiary thereof under the Plan, such Participant or beneficiary shall also be entitled to receive, with respect to each such share distributed, a payment equal to any cash dividends and the number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of the Common Stock if the record date for determining shareholders entitled to receive such dividends falls between the date the relevant Stock Award was granted and the date the relevant Stock Award or installment thereof is issued. Such payment of dividend equivalent rights shall be made by the Holding Company within thirty days of the respective dividend payment date, subject to applicable tax withholding.

(k)           Voting of Stock Awards. Shares represented by a Stock Award which has not yet been vested, earned and distributed to the Participant pursuant to the Plan shall not be voted by such Participant.

(l)           Delivery of Shares. Payment due to a Participant upon the redemption of a Stock Award shall be made in the form of shares of Common Stock.

(m)           Stock Awards for Outside Directors. Subject to the limitations on Stock Awards as set forth herein, Outside Directors of the Holding Company may receive payment of fees for service as a director in accordance with procedures established by the Committee with such Stock Awards valued at the Fair Market Value of the Shares at the time of such payment in lieu of cash payment. Notwithstanding anything herein to the contrary, the Committee may grant a Stock Award to any Outside Director of the Holding Company or an Affiliate. Such Award shall be earned and non-forfeitable as determined by the Committee at the time of grant.  Upon the death or Disability of the Outside Director, such Award shall be deemed earned and non-forfeitable as if the Outside Director had attained the next applicable vesting event. Such Award shall be immediately 100% earned and non-forfeitable upon a Change in Control of the Holding Company or the Bank. Stock Awards may be granted to newly elected or appointed Outside Directors within the discretion of the Committee. Unless otherwise inapplicable, or inconsistent with the provisions of this paragraph, the Stock Awards to be granted to Directors hereunder shall be subject to all other applicable provisions of this Plan.

10.	PERFORMANCE AWARDS.

(a)           The Committee may determine to make any Performance Award under the Plan contingent upon the satisfaction of any conditions related to the performance of the Holding Company, an Affiliate or of the Participant.  To the extent that Performance Awards shall be contingent  upon performance goals which must be satisfied prior to the vesting of any installment or portion of such Performance Award, such performance goals shall be determined by the Committee either on an individual level, for all Participants, for all Performance Awards made for a given period of time, or as otherwise determined by the Committee.  No Performance Award or portion thereof that is subject to the satisfaction of any condition shall be considered to be earned or vested until the Committee certifies in writing that the conditions to which the earning or vesting of such Performance Award is subject have been achieved. Each Performance Award shall be evidenced in the Award Agreement, which shall set forth the applicable conditions, the maximum amounts payable and such other terms and conditions as are applicable to the Performance Award. Unless otherwise determined by the Committee, each Performance Award shall be granted and administered to comply with the requirements of Section 162(m) of the Code and subject to the following provisions:

(b)           Any Performance Award shall be made not later than 90 days after the start of the period for which the Performance Award relates and shall be made prior to the completion of 25% of such period. All determinations regarding the achievement of any applicable conditions will be made by the Committee. The Committee may not increase during a year the amount of a Performance Award that would otherwise be payable upon satisfaction of the conditions but may reduce or eliminate the payments as provided for in the Award Agreement.

(c)           Nothing contained in the Plan will be deemed in any way to limit or restrict the Committee from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

(d)           A Participant who receives a Performance Award payable in Common Stock shall have no rights as a shareholder until the Common Stock is issued pursuant to the terms of the Award Agreement. The Common Stock may be issued without cash consideration.

(e)           A Participant’s interest in a Performance Award may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

(f)           No Performance Award or portion thereof that is subject to the satisfaction of any condition shall be distributed or considered to be earned or vested until the Committee certifies in writing that the conditions to which the distribution, earning or vesting of such Performance Award is subject have been achieved; provided however, upon a Change in Control, all such conditions shall be deemed satisfied.

11.	METHOD OF EXERCISE OF OPTIONS.

Subject to any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the Exercise Price in such form or forms permitted by the Committee, including, without limitation, payment by delivery of cash or Common Stock having a Fair Market Value on the day immediately preceding the exercise date equal to the total Exercise Price, or by any combination of cash and shares of Common Stock, including exercise by means of a cashless exercise arrangement with a qualifying broker-dealer in accordance with procedures approved by the Holding Company. Payment of the Exercise Price in full or partial payment in the form of Common Stock shall be made utilizing Common Stock that has been owned by the party exercising such Option for not less than six months prior to the date of exercise of such Option.  No shares of Common Stock shall be issued until full payment of the Exercise Price has been received by the Holding Company.

12.	RIGHTS OF PARTICIPANTS.

No Participant shall have any rights as a shareholder with respect to any shares of Common Stock covered by an Option until the date of issuance of a stock certificate for such Common Stock. Nothing contained herein or in any Award Agreement confers on any person any right to continue in the employ or service of the Holding Company or an Affiliate or interferes in any way with the right of the Holding Company or an Affiliate to terminate a Participant’s employment or services.

13.	DESIGNATION OF BENEFICIARY.

A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Holding Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant’s estate will be deemed to be the beneficiary.

14.	ANTI-DILUTION AND OTHER ADJUSTMENTS.

In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, re-capitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Holding Company, or in the event an extraordinary capital distribution is made, the Committee will make such adjustments to previously granted Awards to prevent dilution, diminution, or enlargement of the rights of the Participant, including any or all of the following:

(a)           adjustments in the aggregate number or kind of shares of Common Stock or other securities that may underlie future Awards under the Plan;

(b)           adjustments in the aggregate number or kind of shares of Common Stock or other securities underlying Awards already made under the Plan;

(c)           adjustments in the Exercise Price of outstanding Incentive and/or Non-Statutory Stock Options.

No such adjustments may, however, materially change the economic value of benefits available to a Participant under a previously granted Award. All Awards under this Plan shall be binding upon any successors or assigns of the Holding Company.

15.	TAXES.

(a)           Whenever under this Plan, cash or shares of Common Stock are to be delivered upon exercise or payment of an Award or any other event with respect to rights and benefits hereunder, the Committee shall be entitled to require as a condition of delivery (i) that the Participant remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (ii) that the withholding of such sums come from compensation otherwise due to the Participant or from any shares of Common Stock due to the Participant under this Plan or (iii) any combination of the foregoing; provided, however, that no amount shall be withheld from any cash payment or shares of Common Stock relating to an Award which was transferred by the Participant in accordance with this Plan.

(b)           If any disqualifying disposition described in Section 8(k) is made with respect to shares of Common Stock acquired under an Incentive Stock Option granted pursuant to this Plan, or any transfer described in Section 7(c) is made, or any election described in Section 16 is made, then the person making such disqualifying disposition, transfer, or election shall remit to the Holding Company or its Affiliates an amount sufficient to satisfy all federal, state, and local withholding taxes thereby incurred; provided that, in lieu of or in addition to the foregoing, the Holding Company or its Affiliates shall have the right to withhold such sums from compensation otherwise due to the Participant, or, except in the case of any transfer pursuant to Section 7(c), from any shares of Common Stock due to the Participant under this Plan.

(c)           The Holding Company may deduct from any distribution of shares of Common Stock to be made under this Plan, sufficient amounts of shares of Common Stock to cover any applicable tax obligations incurred as a result of such Shares being earned in accordance with Awards under the Plan.

16.	NOTIFICATION UNDER SECTION 83(b).

A Participant may, in connection with the receipt of an Award, or thereafter, make the election permitted under Section 83(b) of the Code, provided that such Participant shall notify the Committee of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filings and notifications required pursuant to regulations issued under the authority of Section 83(b) of the Code.

17.	AMENDMENT OF THE PLAN AND AWARDS.

(a)           Except as provided in paragraph (c) of this Section 17, the Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided however, that provisions governing grants of Incentive Stock Options shall be submitted for shareholder approval to the extent required by such law, regulation or otherwise. Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions of this Plan will remain in full force and effect. No such termination, modification or amendment may adversely affect the rights of a Participant under an outstanding Award without the written permission of such Participant.

(b)           Except as provided in paragraph (c) of this Section 17, the Committee may amend any Award Agreement, prospectively or retroactively; provided, however, that no such amendment shall adversely affect the rights of any Participant under an outstanding Award without the written consent of such Participant.

(c)           In no event shall the Board of Directors amend the Plan or shall the Committee amend an Award Agreement in any manner that has the effect of:

(i)           Allowing any Option to be granted with an exercise price below the Fair Market Value of the Common Stock on the Date of Grant.

(ii)           Allowing the exercise price of any Option previously granted under the Plan to be reduced or repriced subsequent to the Date of Grant, except for anti-dilution adjustments as provided at Section 14 of the Plan.

18.	EFFECTIVE DATE OF PLAN.

The Board of Directors approved and adopted the Plan with an Effective Date being the date of approval of the Plan by a vote of a majority of the votes cast by the stockholders of the Holding Company.  All amendments to the Plan are effective upon approval by the Board of Directors, subject to shareholder approval when specifically required under the Plan or applicable federal or state statutes, rules or regulations. The failure to obtain shareholder approval for such purposes will not affect the validity or other provisions of the Plan and any Awards made under the Plan.

19.	TERMINATION OF THE PLAN.

The right to grant Awards under the Plan will terminate upon the earlier of: (i) ten (10) years after the Effective Date; or (ii) the issuance of a number of shares of Common Stock pursuant to the exercise of Options, and the distribution of Stock Awards and Performance Share Awards is equivalent to the maximum number of shares reserved under the Plan as set forth in Section 5 hereof. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect a Participant’s vested rights under a previously granted Award.

20.	NO EMPLOYMENT RIGHTS.

No Employee or other person shall have a right to be selected as a Participant under the Plan.  Neither the Plan nor any action taken by the Committee in administration of the Plan shall be construed as giving any person any rights of employment or retention as an Employee or in any other capacity with the Holding Company or any Affiliate.

21.	APPLICABLE LAW; COMPLIANCE WITH REGULATIONS; SEVERABILITY.

(a)
Applicable Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Louisiana, except to the extent preempted by Federal law.

(b)
Forfeiture of Awards in Certain Circumstances. In addition to any forfeiture or reimbursement conditions the Committee may impose upon an Award, a Participant may be required to forfeit an Award, or reimburse the Holding Company for the value of a prior Award, by virtue of the requirement of Section 304 of the Sarbanes-Oxley Act of 2002 (or by virtue of any other applicable statutory or regulatory requirement), but only to the extent that such forfeiture or reimbursement is required by such statutory or regulatory provision. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration.

(c)	Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

(d)	Section 16 of Exchange Act. It is the intent of the Holding Company that the Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Holding Company shall have no liability to any Participant for Section 16 consequences of Awards or events affecting Awards if an Award or event does not so qualify.

(e)
Compliance with Federal Securities Law. Shares of Common Stock shall not be issued with respect to any Award granted under the Plan unless the issuance and delivery of such shares shall comply with all relevant provisions of applicable law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities laws and the requirements of any stock exchange upon which the shares may then be listed.

(f)
Necessary Approvals. The inability of the Holding Company to obtain any necessary authorizations, approvals or letters of non-objection from any regulatory body or authority deemed by the Holding Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock issuable hereunder shall relieve the Holding Company of any liability with respect to the non-issuance or sale of such shares.

(g)
Representations and Warranties of Participants. As a condition to the exercise of any Option or the delivery of shares in accordance with an Award, the Holding Company may require the person exercising the Option or receiving delivery of the shares to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

(h)
Termination for Cause. Notwithstanding anything herein to the contrary, upon the termination of employment or service of a Participant by the Holding Company or an Affiliate for “cause” as determined by the Board of Directors or the Committee, all Awards held by such Participant which have not yet been delivered shall be forfeited by such Participant as of the date of such termination of employment or service.

(i)
Cash Payment in Lieu of Delivery of Shares. Upon the exercise of an Option, the Committee, in its sole and absolute discretion, may make a cash payment to the Participant, in whole or in part, in lieu of the delivery of shares of Common Stock. Such cash payment to be paid in lieu of delivery of Common Stock shall be equal to the difference between the Fair Market Value of the Common Stock on the date of the Option exercise and the exercise price per share of the Option. Such cash payment shall be in exchange for the cancellation of such Option. Such cash payment shall not be made in the event that such transaction would result in liability to the Participant or the Holding Company under Section 16(b) of the Exchange Act and regulations promulgated thereunder, or subject the Participant to additional tax liabilities related to such cash payments pursuant to Section 409A of the Code.

(j)
Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

(k)
Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board of Directors or the Committee to grant Awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

(l)
Limitation on Liability. No Director, Trustee or member of the Committee shall be liable for any determination made in good faith with respect to the Plan or any Awards granted hereunder. If a Director, Trustee or member of the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by any reason of anything done or not done by him in such capacity under or with respect to the Plan, the Holding Company shall indemnify such person against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Holding Company and its Affiliates and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(m)
Section 409A Compliance. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A of the Code. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A of the Code) to a Participant who is then considered a “specified employee” (within the meaning of Section 409A of the Code), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A of the Code. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A of the Code. To the extent that an Award is deemed to constitute a 409A Award, and the settlement of, or distribution of benefits thereunder of, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required in conformity with the limitations under Section 409A of the Code, as in effect at the time of such Change in Control transaction.